As filed with the Securities and Exchange Commission
                           on February 11, 2004



                           REGISTRATION NO. 333-100803
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

               ==================================================



                               AMENDMENT NO. 8 TO

                                    FORM SB-2


               ==================================================

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 RELOCATE411.COM
              (Exact Name of Small Business Issuer in its Charter)

        Delaware                     9995                    11-3462369
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                             Classification Code)

                          142 Mineola Avenue, Suite 2D
                         Roslyn Heights, New York 11577
                                 (516) 773-3085
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                              Relocate411.com, Inc.
                       c/o United Corporate Services, Inc.
                              15 East North Street
                              Dover, Delaware 19901
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement dated February 5, 2004 becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed
                                                                 Maximum       Proposed
                                                               Aggregate        Maximum
                                                                Offering      Aggregate       Amount of
Title of Each Class Of                    Amount to be         Price per       Offering    Registration
securities to be Registered                 Registered             Share          Price             fee
---------------------------                 ----------             -----          -----             ---
Common Stock, par value
$0.0001 per share                        1,250,000 (1)             $.025       $ 31,250           $2.88

-------------------------

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national stock exchange. Represents shares owned by 35 of our selling security holders which can be sold at a price of $.025 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 11, 2004.


THE REGISTRANT HEREBY AMENDS REGISTRATION STATEMENT DATED FEBRUARY 5, 2004 ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THIS

REGISTRATION STATEMENT DATED FEBRUARY 11, 2004 SHALL THEREAFTER BECOME EFFECTIVE

IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  PROSPECTUS
                              RELOCATE411.COM, INC.
                        1,250,000 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 1,250,000 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY DOES NOT BELIEVE THAT IT IS A BLANK CHECK COMPANY AS THAT TERM IS DEFINED IN RULE 419 OF REGULATION C UNDER THE RULES OF THE SECURITIES ACT OF 1933.

Our common stock is presently not trading on any public market or securities exchange. Our common stock is not traded on any national stock exchange. Represents shares owned by 35 of our selling security holders which can be sold at a price of $.025 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.





The date of this prospectus is February 11, 2004

                                TABLE OF CONTENTS

ABOUT OUR COMPANY                                                              1
SUMMARY FINANCIAL DATA                                                         2
RISK FACTORS                                                                   3
USE OF PROCEEDS                                                                6
LACK OF MARKET FOR OUR COMMON STOCK                                            6
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION                      7
BUSINESS                                                                       9
MANAGEMENT                                                                    18
PRINCIPAL STOCKHOLDERS                                                        20
SELLING STOCKHOLDERS                                                          21
PLAN OF DISTRIBUTION                                                          24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                27
DESCRIPTION OF SECURITIES                                                     29
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     31
WHERE YOU CAN FIND MORE INFORMATION                                           32
TRANSFER AGENT                                                                32
LEGAL MATTERS                                                                 32
EXPERTS                                                                       33
INDEX TO FINANCIAL STATEMENTS                                                f-1



Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ABOUT OUR COMPANY

Relocate 411.Com, Inc., formerly known as Stateside Fundings, Inc., was organized under the laws of the State of Delaware on December 19, 1997. We are considered to be in our development stage since we are devoting substantially all of our efforts to establishing a new business. Our planned principal operations have not yet commenced and there have been no revenues to date. We are developing a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

We believe that we are not a blank company as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We do not have any intention of merging with another company or allowing ourselves to be acquired by another company, or to act as a blank check company as defined in Regulation C.

We recently renewed our domain name www.Relocate411.com. We are in the process of developing our website.

On January 26, 2000, the stockholders of Relocate411.com, Inc., a New York Corporation, completed a merger and stock exchange with Stateside Fundings, Inc., a Delaware Corporation. Pursuant to same, Stateside Fundings filed Articles of Amendment changing our name to Relocate 411.com, Inc. None of the promoters of the blanks check company, Stateside Fundings, Inc., were related in any way to the officers, directors, affiliates or associates of our present company.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

                              Where You Can Find Us

At present we have no real property and maintain an office at the office of our President, Darrell Lerner, at 142 Mineola Avenue, Roslyn Heights, New York 11577. Our telephone number is (516)773-3085.

                             Summary Financial Data


The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the years ended November 30, 2003 and 2002 are derived from our audited financial statements included elsewhere in this Prospectus.

                                                                                   Inception
                                       Year Ended           Year Ended    (December 19, 1997)
                                November 30, 2003    November 30, 2002  to November 30, 2003
                                 -----------------  -----------------   --------------------

Statement of Operations Data:
Revenue                                  $      0            $      0             $        0
Net Losses                               $(18,427)           $(15,780)            $ (265,925)
Total Operating Expenses                 $ 17,927            $ 15,280             $  340,005
Research and Development                 $      0            $      0             $        0
General and administrative               $ 17,927            $ 15,280             $  158,117

                                            As of               As of
                                November 30, 2003   November 30, 2002
                            ---------------------   -----------------

Balance Sheet Data:
Cash                                     $  9,092              20,519
Total Current Assets                     $  9,092              20,519
Total Assets                             $ 12,065              24,992
Total Liabilities                        $ 25,922              20,422
Stockholders Equity (deficit)            $(13,857)              4,570

                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to Relocate411.com, Inc. and not to the selling stockholders.

We Will Require Additional Funds to Achieve Our Current Business Strategy and Our Inability to Obtain Additional Financing Could Slow Down or Cease the Development of the Website and the Hiring Of Additional Employees and Management to Assist in Daily Operations.

Upon the effectiveness of this prospectus we will not be receiving any proceeds from this offering and we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of completing a website to be utilized in various real estate services. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing can possibly hinder and prevent our ability to complete development of the website, technically update and upgrade the website on a frequent basis, keep current the information on the website on a regular basis and hire employees and management to assist in daily operations, which can all culminate in preventing growth, and as a result, could require us to possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have an impact on our ability to further develop and expand our website which may cause the disclosure on our website to become outdated. In addition, failure to raise additional capital could affect our ability to hire new employees and management which is necessary for us to expand our business operations.

Our Independent Auditors Have Issued a Report in Which They Expressed Substantial Doubt about Our Ability to Continue as a Going Concern.

The report of our independent auditors on our financial statements for the year ended November 30, 2003 contains an explanatory paragraph which indicates that we have recurring losses from operations. The deficit accumulated in the developmental stage of operation as of November 30, 2003 was $247,498. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in Relocate411.

We Have a Limited Operating History That You Can Use to Evaluate Us and the Likelihood of Our Success Must Be Considered in Light of the Fact That We are a Development Stage Company with Limited Assets at Financial Resources.

We have not generated any revenues to date. We have no significant assets or financial resources. We have been engaged solely in start-up activities and have not commenced material operations in our core business of providing real estate services online. The likelihood of the our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

     o    regulatory actions;
     o    market acceptance of our products and services; and
     o    new product and service introductions.

These conditions raise substantial doubt about our ability to continue as a going concern. As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If We Are Unable to Obtain Listings from Real Estate Agents, Brokers, Home Builders, Multiple Listing Services and Property Owners, Then we Our Website Will Not Be a Resourceful Tool For Our Clients And We Will Not Be Able To Establish A Strong Customer Base.

Our success will depend in large part on the number of real estate listings received from agents, brokers, home builders, MLSs and residential, rental and commercial property owners. Many of our agreements with MLSs, brokers and agents to display property listings will have fixed terms, typically 12 to 30 months. At the end of the term of each agreement, the other party may choose not to continue to provide listing information to us on an exclusive basis or at all and may choose to provide this information to one or more of our competitors instead. If owners of large numbers of property listings, such as large brokers, MLSs, or property owners in key real estate markets choose not to renew their relationship with us, our web site could become less attractive to other real estate industry participants or consumers. Consequently, by not obtaining listings or renewals, our website will not be a resourceful tool and profitable.

Since We must Dedicate Significant Resources to Marketing and Advertising our Products and Services to Real Estate Professionals We May Not Have the Resources to Develop Other Areas of Our Operations.

Because the annual fee for our services sold to real estate professionals is expected to be relatively low, we will depend on obtaining sales from a large number of these customers. It may be difficult to reach and enroll new subscribers cost-effectively. A large portion of our sales force will target real estate professionals who are widely distributed across the United States. This hopefully, will result in relatively high fixed costs which will be associated with our sales activities. However, since we intend to devote a significant amount of our resources to marketing and advertising, we may not have the funds necessary to continually develop our website and hire additional management and employees.

We Will Require Additional Management Personnel with Expertise in the Real Estate Industry in Order to Achieve Our Business Objectives and Our Failure to Hire Such Personnel Will Slow Our Development.

We will require additional management, middle management and technical personnel who have previous expertise in real estate in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the computer programming and Internet industries. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, we will be unable to provide all of the services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content. We may be forced to limit our operations to only a portion of our current business strategy which may limit our ability to become successful. This may force our current management to handle such responsibilities which would affect their ability to undertake their roles in our business.

Future Sales of Shares by Darrell Lerner or Byron Lerner Could Cause the Price of Our Common Stock to Drop Which Could Affect Our Ability to Enter Into Agreements with Other Businesses in the Industry As Well as our Employees.

There are approximately 11,200,000 shares of our common stock outstanding, of which approximately 8,600,000 (or 76.7%) are held beneficially by Darrell Lerner and Byron Lerner. The Lerners will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Darrell Lerner or Byron Lerner were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Darrell Lerner might occur could also drive down the price of our common stock. If our stock price drops due to sales by Byron or Darrell Lerner, it could affect our ability to enter into agreements with companies in our industries as well as our employees. A lower stock price may cause us to issue more shares than should be required as payment for certain products and will cause our current shareholders to suffer significant dilution to their shares.

We Do Not Expect to Pay Dividends, Investors Should Not Buy Our Common Stock Expecting to Receive Dividends and Therefore Our Investors Can Only Profit From Their Investment Is If The Price of Our Common Stock Increases.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

There Is No Assurance of a Public Market and that the Common Stock Will Ever Trade on a Recognized Exchange.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

Our common stock is not traded on any national stock exchange and in accordance with Rule 457, the offering price was determined by the price selling shareholders (except Anslow & Jaclin, LLP) purchased shares in our July 2002 private placement memorandum. Represents shares owned by 35 of our selling security holders which can be sold at a price of $.025 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices. The offering price is not an indication of and is not based upon the actual value of Relocate411. The offering price bears no relationship to the book value, assets or earnings of Relocate411 or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

During the past year, our operations have been devoted primarily to developing a business plan, developing and designing our website, preparing to bring the website online and raising capital for future operations and administrative functions. We currently have constructed an introductory webpage at www.relocate411.com which outlines the products and services that we company expect to offer and includes phone and email information. Currently, this website is not complete and not does not provide any service to us. Once the website is complete it will be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content. We have not spent any money for research and development. Development stage expenses during the twelve months ended November 30, 2002 and November 30, 2003 were $17,927 and $15,280 respectively. The expenses incurred were primarily due to salaries and benefits as well as various consulting, managerial and professional services in connection with our development of a business plan and the corporate formation.

On-going increases to development stage expenses are anticipated. As of January 1, 2004 we have $9,074 in cash available to us.

Plan of Operation

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

* Initiate substantive construction of our corporate website. We currently have constructed an introductory webpage at www.relocate411.com which outlines the products and services that we expect to offer and such website includes our phone and email information. We anticipate that within thirty to ninety days, a comprehensive and well designed site will be in place including additional sub-pages, navigational tools and a more detailed description of our products and services. At this time, the site will be used as a business tool and showcase for potential partners and affiliations. In addition, we anticipate that links to the partners that we have established affiliations with will go live within this time period. Based on initial proposals and discussions, we anticipate that we can achieve this preliminary stage of our website for under $500.

     The next stage of web development will include the introduction of detailed statistical information, town profiles, crime rates etc. We anticipate completing this stage in the first quarter of 2004 for between $1,000 and $3,000. In mid 2004 we anticipate adding the first real estate listings to the site subject to agreements reached with partners and real estate agencies.

     Incorporation of these listings could run from $2,500 to $100,000 depending upon the level of detail in these listings and the nature of the partnerships reached. If we reach partnerships whereby we incorporate other companies listings into our site and co-brand with partners, programming will be far simpler and thereby cheaper than if we have to offer users the ability to design their own listings.

     Further website expansion in 2004 will be in various phases subject to revenue and capital availability.

* within 30 days of effectiveness of this prospectus seek a listing for quotation on the NASD OTC Bulletin Board. We anticipate that the date of the application for listing of quotation will be by the end of the year and there are no fees to us for such filing. At such time we will also begin discussions with various potential real estate consultants to assist us, as well as companies within the industry to partner with. We have already commenced the process of searching for consultants and partners and will continue to do so in an ongoing manner and we believe that such consultants will also be secured by the end of year. Our preference would be to structure deals that have little cash outlays and reward consultants with stock and percentages of revenue and profits, however, consultants could require monthly fees of $2,000 to $8,000 a month. We do not anticipate any costs being involved with our initial partnership as we will attempt to strike partnership deals that are revenue and profit-sharing arrangements;

* within 60 days of effectiveness of this prospectus, identify funding options to raise additional capital for the company and key geographic markets to target during our first phase of operations. We intend to seek funding options such as equity or debt financing. However, currently we have had no preliminary discussions with any group regarding such financing. As we develop and the overall economic climate improves, we expect to be in a better position to raise outside capital in early 2004. The only associated costs for such funding may be the due diligence costs or expenses associated with putting a financing deal together. The costs would be as much as 5%-6% of the funding raised, but any such fees would be taken out of the closing of the funding transaction. Searching for capital will likely be an ongoing process even if we raise an initial amount of funds. We expect to begin focusing on which markets to initially target during the fourth quarter of 2003. The only potential expenses would be if we decide to pay for outside research or if business trips are required. There are presently no plans for either, however, should a business trip be necessary, we anticipate that our budget for any such trip would be about $1,000; and

* hire and train additional staff, including management, marketing staff, and administrative personnel; We anticipate hiring at a minimum 10 employees in the next twelve months. We anticipate hiring additional employees beginning in early 2004. The number of employees hired will be dependent upon a variety of factors including our progress in implementing our business plan and available capital. Ultimately, we expect to require approximately $50,000 per month for payroll. We will need additional capital to meet these expenses and will scale down accordingly until we are in such a position. The hiring of employees will be an ongoing process during the company's existence.

Each of these steps present significant risks with respect to our ability to implement our plan of operations, which are discussed in the "Risk Factors" section of this prospectus. You should carefully review these risks prior to participating in the offering.

We intend to grow through internal development and strategic alliances.

Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Capital Resources and Liquidity.

As of January 1, 2004, we had approximately $9,074 in cash. Our general and administrative expenses are expected to average $1,500 per month for the next 12 months. We believe we have sufficient cash to meet our minimum development and operating costs for the next six to seven months. Unless we decrease our overhead, we will need to raise additional capital to continue our operations past this time, and there is no assurance we will be successful in raising the needed capital. Our expenses of $15,000 for legal and accounting fees for this offering have been paid in full and we do not anticipate any other fees with regard to this offering.

On May 25, 2000, we loaned $1,117,602 to Teltran International Group, Ltd. Teltran was a publicly held company presently trading on the NASD OTC Bulletin Board, and some of its stockholders and officers own approximately 42% of Relocate. The related stockholders and officers were Jimmy Tubbs and Byron Lerner who was the President and Chief Executive Officer of Teltran. The loan matured November 25, 2000 with interest at 9-1/2% annually and is secured by a promissory note. The reason we made this investment was that we had extra funds at such time and we believed this note was a strong investment and would provide a good return on our investment In addition, the note was secured by 600,000 shares each of common stock of Teltran and Antra Holdings Group, Inc. Antra was also a publicly held company traded on the NASD OTC Bulletin Board and therefore we believed that we had enough security for this loan. Teltran owns the Antra shares which were acquired in April, 1999 when each company originally exchanged 2,000,000 shares of their common stock. Additionally, Teltran pledged its one share of Teltran Web Factory, Ltd., a wholly owned foreign subsidiary of Teltran. Neither Teltran International Group, Ltd. or Antra Holdings Group, Inc. trade on the OTC Bulletin Board. The Teltran shares are currently trading on the Pink Sheets with a market price of $.004 per share and Antra Holdings Group shares are trading on the Pink Sheets with a market price of $.005. As a result of the default on this loan we suffered a total loss of $1,117,602 plus interest.

Teltran also issued to Relocate 250,000 warrants exercisable from May 25, 2000 to May 24, 2005 to purchase Teltran common stock at a price of $1.10 per share. Teltran defaulted on the loan. As settlement for such default, Teltran agreed to sell its interest in Teltran Web Factory, Ltd to the NCT Group Ltd., a Connecticut company, for preferred stock in NCT (Note that at the time of the transaction, NCT Group, Inc., the consolidated public company, had a common stock trading value of $0.2475 per share, but a negative book value. NCT Group, Inc. subsequently retired its preferred stock during the year ended December 31, 2001.). Such preferred stock was transferred to us as consideration for settlement for repayment of the loan and our agreement to tender our interest in Teltran Web Factory, Ltd. We then used all of such preferred NCT shares to buy out all common stock and warrants in Relocate 411.com belonging to the original investors as follows:


Name                                     Dollars          Shares        Warrants
--------------------                   ---------       ---------       ---------

Austost Anstalt Schaan                 $ 500,000       1,500,000       1,500,000
Balmore Funds, S.A                     $ 500,000       1,500,000       1,500,000
Amro International, S.A                $ 250,000         791,250         791,250
ICT N.V                                $  50,000         150,000         150,000
Leval Trading, Inc.                    $ 150,000         450,000         450,000
Nesher, Inc.                           $  50,000         150,000         150,000
Talbiya B. Investments                 $  50,000         166,500         166,500
Libra Finance, S.A                            --         198,000         198,000
J. Hayut                                      --         139,500         139,500
Hyett Capital Ltd.                            --          69,750          69,750

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None of these entities set forth above are affiliated to us or either Byron and
Darrell Lerner. Although we lost money on this loan to Teltran, as part of the settlement for this default we received preferred shares in NCT which we were able to use to cancel the 5,115,000 outstanding shares and 5,115,000 outstanding warrants set forth above. Based on the last filing undertaken by NCT, the following sets forth the officers, directors and principal shareholders of NCT:

Michael J. Parrella
John J. McCloy
Sam Oolie
Irene Lebovics
Cy E. Hammond
Jonathan M. Charry
Mark Melnick
Carole Salkind
Crammer Road LLC
Alpha Capital Aktiengesellschaft
Acme Associates, Inc.
Libra Finance S.A.
Austost Anstalt Schaan
Balmore S.A.

To summarize the above related party transaction, Relocate411.Com loaned 1.2 million dollars to Teltran in 2000. Teltran and Relocate had common investors. Relocate received stock in Teltran and Antra as security for such loan. An additional part of the security was Teltran's 1 share ( representing full ownership) of the Web Factory Ltd., a UK company. Teltran proceeded to sell the Web Factory to NCT Group Ltd (NCTI) for about 10 million dollars in NCT preferred stock in a pending NCT offering in the UK (The Artera Group was the name of the UK subsidiary being created by NCT).

Teltran was subsequently unable to pay back the loan and it was agreed that Relocate would receive several million pounds of the preferred stock in this offering in return for Teltran defaulting on the loan as full settlement, and in return for Relocate relinquishing the collateral (the Web Factory ownership). That full amount of NCT preferred stock was then used to buy out the original investors at which point their shares were returned and cancelled. The stock in Teltran and Antra has no real market value. The related stockholders and officers were Jimmy Tubbs and Byron Lerner who was the President and Chief Executive Officer of Teltran.


Cash Requirements and Additional Funding

The only cash requirements we presently have are for professional fees. We estimate this amount to be approximately $1,500 per month. Our present cash available should be able to satisfy this for the next six to seven month period. Due to difficult market conditions, we are focusing on growing through strategic alliances without the necessity of outlaying cash.

PERIOD FROM DECEMBER 19, 1997 (DATE OF INCEPTION) THROUGH NOVEMBER 30, 2003

Our cumulative net losses since the inception are attributable to the fact that we have not derived any revenue from operations to offset our business development expenses.

Net loss since inception has amounted to $(265,925), primarily consisting of salaries, accounting and legal fees, website development fees, rent and general administrative expenses. The accounting and legal expenses were in connection with our annual and quarterly regulatory filings.

TWELVE MONTHS ENDED NOVEMBER 30, 2003 AND NOVEMBER 30, 2002

Development stage income during the twelve months ended November 30, 2003 was $0 as compared to $0 for the twelve months ended November 30, 2002. Expenses for the twelve months ended November 30, 2003 were $17,927 primarily consisting of accounting and legal fees which were related to our quarterly regulatory filings. Expenses for the twelve months ended November 30, 2002 were $15,280 primarily consisting of accounting and legal fees in connection with our daily operations and quarterly regulatory filings.


                                        9
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                             BUSINESS - OUR COMPANY

A Summary Of What We Do

We are a development stage Internet based company whose goal is to develop a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

At present we have no real property and we maintain an office at the officer of our President, Darrell Lerner, at 142 Mineola Avenue, Roslyn Heights, New York 11577. Our corporate staff consists of three part time people with experience in the real estate industry. Our telephone number is (516) 773-3085.

Predecessor

On December 19, 1997, we were organized in the State of Delaware under the name of Stateside Fundings, Inc. We initially adopted a fiscal year ending November
30. On January 26, 2000, the stockholders of Relocate411.com, Inc, a New York corporation, completed a merger and stock exchange with us. At the same time as the merger, we issued 5,175,000 shares of our common stock pursuant to a private placement offering and received net proceeds of 1,354,250.

The net proceeds received were after a payment of $150,000 to redeem 4,100,000 shares of our common stock from our founder. As part of the merger and stock exchange, we issued 6,600,000 shares of our common stock to the shareholders of Relocate411.com, Inc, (New York corporation) in exchange for receiving all of the shares (66 shares) of Relocate411.com, Inc. Relocate411.com, Inc. became our wholly owned subsidiary. On January 27, 2000, we filed a certificate of amendment changing our name to Relocate411.com, Inc.

Relocate411.com, Inc., the New York corporation was a predecessor of our company as that term is defined by Item 405 of Regulation C. Relocate 411.com, Inc, the New York corporation, which was incorporated in August 1999, had the same business plan as us in that it was a are a development stage Internet based company whose goal is to develop a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content. As set forth the merger between us and Relocate411.com, Inc., New York corporation, was completed in January 2000. Prior to such time the business plan of Stateside Fundings, Inc. was to function as a "blank check company" as that term is defined in Rule 419 of Regulation C. None of the promoters of the blanks check company, Stateside Fundings, Inc., were related in any way to the officers, directors, affiliates or associates of our present company.

Industry Background

The Real Estate Industry

The real estate industry accounts for approximately 15% of the gross domestic product of the United States and is therefore one of the largest sectors of the economy. The real estate industry is commonly divided into the residential and commercial sectors. The residential sector includes the purchase, sale, rental, remodeling and new construction of homes and represents approximately $1 trillion per year. The commercial sector includes the lease, resale, and new construction of property for businesses and represents approximately $300 billion per year.

The Residential Real Estate Market

Buying a home is the largest financial decision, and represents one of the most difficult and complex processes, most consumers will ever undertake. The process of finding a home begins a lifelong cycle which most consumers will move through once every seven to eleven years. This cycle tracks major life events such as employment, marriage, children and retirement.

A significant portion of the United States economy has evolved around helping consumers as they navigate through this home and real estate cycle. An enormous network of support services and products exists to assist consumers in finding a property, building a property, renting or buying a property, moving, owning a property and selling a property.

Find a Property. The following real estate professionals and organizations assist consumers in finding a property:

Real Estate Agents. Real estate agents are independent contractors that are licensed to negotiate and transact the sale of real estate on behalf of prospective buyers and sellers. There are over 1.0 million real estate agents in the United States. Consumers spend in excess of $30 billion annually for assistance with the finding, buying and selling of residential property.

Real Estate Brokers. Real estate brokers are paid a commission to bring buyers and sellers together and assist in negotiating contracts. Real estate brokers often have their own independent offices and may employ other licensed real estate agents. There are over 100,000 real estate brokers in the United States.

Residential Franchisers. There are six major residential franchisers in the United States: Century 21, Coldwell Banker and ERA, which collectively comprise the Cendant franchise; RE/MAX; Prudential; and Better Homes & Gardens. These franchisers together represent thousands of independently owned and operated real estate offices and hundreds of thousands of real estate professionals in the United States.

Multiple Listing Services. MLSs operate proprietary networks that provide real estate professionals with listings of properties for sale, and are regulated by a governing body of local brokers and/or agents.

There are approximately 800 MLSs nationwide that aggregate local property listings by geographic location. We estimate that, as of June 30, 2000, MLS provided approximately 1.47 million resale home listings nationwide.

National Association of Realtors. The NAR is the largest trade association in the United States that represents real estate professionals. The NAR consists of residential and commercial realtors, including brokers, agents, property managers, appraisers, counselors and others engaged in all aspects of the real estate industry. The NAR has approximately 720,000 members.

Build a Property. In addition to the real estate professionals and organizations involved in finding a home, the new home market is also served by a large group of dedicated professionals including:

     o Home Builders. New homes are built primarily by a limited number of national home builders and a much larger number of local volume and custom builders. In 1999, home builders built over 800,000 homes, generating over $160 billion in sales.

     o National Association of Home Builders. The NAHB is the second largest real estate trade association in the United States. As of December 31, 1999, the NAHB's members include approximately 197,000 firms. Approximately one-third of the NAHB's members are home builders and/or remodelers, and the remainder work in closely related fields within the residential real estate industry, such as mortgage, finance, building products, and building services including subcontractors.

Rent a Property. Today, over 30 million households in the United States reside in rental housing. In addition to real estate agents and brokers who assist in the leasing of residential rental units, professionals serving this segment of the market include the following:


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


     o Property Owners. Property owners include owners of individual apartment units, multi-family apartment complexes, individual single family rental homes or other residential rental properties. Property owners may lease and operate their rental properties themselves or outsource those functions to other real estate professionals, such as property managers. The residential rental ownership market is highly fragmented, with the 50 largest owners of multi-family apartment complexes owning approximately 10% of all apartment rental units in the United States.

     o Property Managers. Property managers are typically responsible for leasing available rental units, collecting rents, and maintaining the property. Property managers typically manage a number of apartment complexes, and will employ third party leasing agents to assist them with the leasing function. The property manager market is also highly fragmented, with the 50 largest property managers, many of whom also own their properties, managing approximately 10% of all apartment rental units in the United States.

Buy and Sell a Property. Because of the complexity and size of the purchase or sale transaction, consumers buying or selling a home typically rely upon a series of professionals, including real estate agents and ancillary service providers, such as mortgage brokers, title agents, escrow agents, attorneys, inspectors and appraisers. These professionals and ancillary service providers offer products and services, such as mortgages, title insurance, credit reports, appraisals and inspections, that generated in excess of $49 billion in transactional fees in 1999.

Move. Every time consumers buy, sell or rent a home, they need assistance with Various relocation related services, such as insurance and moving supplies and services. We estimate that consumers spend over $100 billion each year for home and apartment moves including moving services and related product purchases. In addition, real estate transactions often lead to significant lifestyle changes for consumers, including changing neighborhoods, schools, shopping malls, banks, grocers, cleaners and other retail relationships. As a result, consumers need information about the wide range of available product and service alternatives relating to all aspects of their relocation.

Maintain a Property. Ownership represents the longest portion of the home and real estate life cycle. Homeowners purchase a large number of household and home related products including furniture, appliances, hardware and supplies. During this phase of the home and real estate life cycle, homeowners also require a number of ancillary services, relating to such activities as home maintenance and repairs, refinancing, remodeling and landscaping. As a result, homeowners are continuously seeking sources of information to assist them in locating providers of these products and services.

Challenges in the Real Estate Market

Every participant in the home and real estate life cycle faces a unique set of challenges:

Home Buyers. In order to dispel the fear of purchasing the wrong home or paying too much for a home, consumers must be assured that they have considered all available options. Therefore, home buyers require an extensive amount of information and several decision tools to help bolster confidence during the home buying process. To make an informed decision, consumers need access to a comprehensive listing of homes for sale and require information about specific neighborhoods and listed prices of comparable homes for sale in a given geographic location.

Once a home has been selected, consumers must consider a broad range of related services, including mortgage, title, escrow, insurance, moving and relocation services as well as remodeling alternatives. As a result, consumers are continually searching for additional information and resources to assist them in every aspect of the real estate transaction and need a comprehensive, convenient and integrated source of information that assists them in each step of the process.
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

Real Estate Agents and Brokers. Real estate agents and brokers depend on attracting and retaining customers in order to generate increasing numbers of transactions. Due to its size and complexity, it is not uncommon for the real estate transaction to take several months to complete. As a result, the job of real estate agents and brokers is complicated by a variety of factors. Therefore real estate agents and brokers are looking for additional opportunities to market their services, become more productive and compete more effectively for transactions. In addition, they seek greater efficiency in disseminating information to their prospective clients and are looking for tools that can help them streamline their current practices.

Home Builders. Home building and real estate professionals who focus on new homes and new home developments also depend on attracting and retaining customers in order to sell new properties in a timely manner. However, home builders have not developed an infrastructure similar to an MLS to aggregate, update and share data regarding available inventory. Nor do they have the infrastructure to communicate this information to potential buyers. As a result, home building and real estate professionals continue to seek new ways to market their products and services and inform prospective home buyers of the availability of new properties.

Renters, Property Managers and Owners. To make an informed decision, renters need access to comprehensive information about available rental units, specific neighborhoods and rental prices in a given geographic location. Because of the high turnover rate in rental units, property managers and owners must regularly attract new tenants to minimize their vacancy rates. We estimate that approximately $1.8 billion was spent in 1999 to market apartments and rental homes. The rental market has not developed a central repository for comprehensive listings accessable by potential renters nationwide and property managers and owners are continuously seeking to market their available units in a cost-effective manner.

Ancillary Service Providers. Consumers require a variety of products and services throughout the home and real estate life cycle. The real estate transaction provides service providers and retailers the opportunity to target consumers at a time when they are shifting their buying patterns. Providers and retailers of these products or services need an effective mechanism to reach consumers who are most interested in their offerings. Ideally, these providers of products and services would have a centralized location where they could advertise their offerings to a target group of consumers who are engaged in the real estate process.

The Internet and Real Estate

The emergence and acceptance of the Internet is fundamentally changing the way that consumers and businesses communicate, obtain information, purchase goods and services and transact business. Because of its size, fragmented nature and reliance on the exchange of information, the real estate industry is particularly well suited to benefit from the Internet. The real estate industry currently spends $3.5 billion a year on advertising and print media. Traditional sources of advertising and print media, including classifieds and other off-line sources, are not interactive and are limited by incomplete and inaccurate data that is local in scope and is typically disseminated on a weekly basis. These traditional sources also lack content that can be searched based on specified terms, a centralized database of information and the ability to conduct two-way communications. The Internet offers a compelling means for consumers, real estate professionals, home builders, renters, property managers and owners and ancillary service providers to come together to improve the dissemination of information and enhance communications.

We plan on pioneering the use of the Internet to bring the real estate industry online and to enable real estate industry participants to benefit from the Internet.

                                          13

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Our Strategy

Our objective is to provide people who are unfamiliar with a new city with the resources they need to make an informed decision on where exactly they want to move to. The key elements of our strategy will include connecting consumers and professional service providers by increasing the content and relevant data available on our web site.

Increase Usage of Our Web Site. We will seek to increase the number of people using our web site as well as the amount of time they will spend there. We plan to develop distribution arrangements with Internet portals. We intend to pursue distribution relationships with high traffic web sites and web sites offering real estate related services. We also expect to increase our marketing efforts in traditional media, such as newspaper advertisements, radio and television promotions. We also intend to add features and content to our web site designed to encourage users to spend more time on our web site.

Industry Professionals. We plan on developing relationships with key real estate industry participants, such as the NAR, the NAHB, MLSs, brokers and builders in order to provide us with a distinct competitive advantage. These relationships will provide us with opportunities to market our services to their members. These relationships also allow us to provide consumers with comprehensive information and resources related to all aspects of the home and real estate life cycle, such as real estate listings and neighborhood information, directories of REALTORS and real estate news. We plan to pursue additional or broader listing and marketing relationships with key industry participants.

Develop and Extend Our Brand Recognition. As more consumers and real estate professionals utilize the Internet for their real estate needs, we believe that brand awareness will provide us with a significant competitive advantage. We plan to expand our marketing efforts with advertising campaigns in traditional media as well as on the Internet in order to build greater recognition for our web site.

Incorporate Emerging Internet Technologies. We believe the evolution of the Internet will provide us with the opportunity to move more real estate related information and activities onto the Internet.

Products and Services

Our site will enable potential home buyers to browse, free of charge, from our searchable database. We plan to have content arrangements with Multiple Listing Services across the United States to provide the listings. Our property listings will typically provide information that is significantly more detailed and timely than that included in alternative media channels, such as newspaper classified advertisements. A Multiple Listing Service operates proprietary networks that provide real estate professionals with listings of properties for sale and are regulated by a governing body of local brokers and/or agents. We will receive the balance of our listings from real estate brokers. We will also provide "for sale by owner" listings.

We plan on providing decision support tools, such as mortgage calculators and finance worksheets, information concerning the home buying and selling process and features such as city profiles that aid users in evaluating the attributes of particular neighborhoods or geographic locations, including but not limited to school district ratings, neighborhood profiles, restaurant ratings, information on places of worship and local social events.

Our Find a Home feature will allow potential home buyers to search our database of home listings. The user will select a geographic region or a specific MLS property identification number. The user can refine their home search by selecting neighborhood and home characteristics.

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


Our search engine will return a list of homes ranked by their conformity to the users' search criteria. The search results will provide pictures of the homes, if available, descriptions of the properties, the name and contact information of the agent that represents the home seller and, for certain homes, virtual tours. For agents, the consumer's search results will also provide a direct link to their Personalized web site displaying each property listed by the agent.

Our Find a Realtor feature will allow a user to contact a realtor to buy or sell a home in a given geographic area. The user will be able to search for realtors who specialize in the cities or zip codes specified by the user. Users will also be able to search by keyword and/or by office name or name of the realtor. We will provide a list of realtors meeting the search criteria, which includes a link to each realtor's home page, their office name, phone and fax numbers, their e-mail address and a brief description of their specialty.

We intend to create a separate area of the site that will cater specifically to college students by compiling an extensive list of off-campus housing listings at major universities throughout the country. This particular area of the real estate market is one of constant turnover and large demand. Students move into new off-campus housing on a year to year basis and we feel we can fill the demand that exists among both the students seeking housing and the owners trying to rent their properties. Access to these listings will be free to site visitors and those who place the listings online will be charged a small listing fee. We anticipate advertising in college newspapers and publications as well as through word of mouth.

Our Find a Neighborhood feature will enable users to locate desired neighborhoods by searching information such as quality of schools, crime rate, average home cost, and urban/rural profiles. Once a profile has been established, our search engine will return a map ranking geographic areas according to the user's criteria.

Real Estate Agents. This search will enable users desiring to find a realtor to assist them in their new home search in a specified geographic area. After entering search criteria, the results will display a list of agents by real estate office. By clicking on the agent's name, users go to the selected agent's home page. Links to real estate office are also available. Properties listed on our web site will include large multi-family apartment complexes as well as smaller, single family homes.

Multi-Family Apartment Complexes. We will offer property owners and managers of multi-family apartment complexes the opportunity to list basic rental information free of charge. Basic listing information is a text-based presentation of information which will summarize rental listings in a manner similar to that which might be found in a local listing publication. We will also offer enhanced features to owners and managers for a monthly subscription fee. These enhanced features can include:

     o color photos and detailed property and rental unit descriptions for all unit types, including monthly rental ranges;

     o premium placement of listings at the top of rental search results returned, as well as links to an owner's or manager's web page;

     o    maps and driving instructions to the property;

     o inquiries from renters inquiring about specific properties sent by electronic e-mail; and

     o    detailed monthly reports of web page and lead activity.

Single Family Homes. Owners of individual units or small buildings listed with a realtor, and in some areas other real estate professionals, can list their available rental units with the individual unit listing service. The owner completes a form which contains up to 24 standard features about the unit and its amenities.
                                       15

The owner can also designate special amenities about the unit and have a photo of the unit posted for an additional fee. We plan on offering these services to real estate professionals on a subscription basis. We plan on selling Internet banner advertising and sponsorships on our web site to advertisers other than property owners and property managers, and plan to offer a fee-based consumer service.

The consumer service allows consumers to receive access to less widely disseminated rental listings in markets where vacancies are very low, such as in New York City, San Francisco and Seattle.

Property Listings. The property listings feature will provide access to commercial property listings by linking to a comprehensive collection of web sites containing commercial property listings. By providing access to a centralized resource for commercial property links, we will enable commercial real estate professionals to connect quickly and easily to web sites containing listings that were not previously accessible from a single source. Real Estate Industry Relationships

We plan on establishing relationships with a number of important participants in the real estate industry. These will include relationships with the NAR and the NAHB, our content relationships with brokers, homebuilders and MLSs and our marketing relationships with major real estate franchises.

Sales and Marketing

An important element of our business strategy is to build brand recognition around our web site and our products and services.

Competition

We believe that the principal competitive factors in attracting consumers to our web site will be:

     o the total number of listings and the number of listings for the consumer's specific geographic area of interest available on our web site;

     o the parties with which web site operators have listing, marketing or distribution relationships;

     o the quality and comprehensiveness of general real estate related, particularly home-buying, information available on our web site;

     o the availability and quality of other real estate related products and services available through our web site; and

     o    the ease of use of our web site.

We believe that the principal competitive factors in attracting advertisers, content providers and real estate professionals to our web site will be:

     o    the number of visitors to our web site;

     o the average length of time these visitors spend viewing pages on our web site;

     o our relationships with, and support for our services by, the NAR and the NAHB; and

     o our relationships and national contracts with the major home builders and rental property owners and managers in the United States.

Our main existing and potential competitors for home buyers, sellers and renters and related content include:

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


     o web sites offering real estate listings together with other related services, such as Apartments.com, CyberHomes, HomeHunter.com, HomeSeekers, iOwn, LoopNet, Microsoft's HomeAdvisor,
          NewHomeNetwork.com and RentNet;

     o web sites offering real estate related content and services such as mortgage calculators and information on the home buying, selling and renting processes;

     o general purpose consumer web sites, such as AltaVista and Yahoo that also offer real estate-related content; and

     o    traditional print media such as newspapers and magazines.


Our main existing and potential competitors for advertisements may include:

     o general purpose consumer web sites such as AltaVista, America Online, Excite, Lycos, Netscape's Netcenter and Yahoo;

     o general purpose online services that may compete for advertising dollars;

     o    online ventures of traditional media, such as Classified Ventures; and

     o    traditional media such as newspapers, magazines and television.

The barriers to entry for web-based services and businesses are low, making it possible for new competitors to proliferate rapidly. In addition, parties with whom we plan to have listing and marketing agreements could choose to develop their own Internet strategies or competing real estate sites upon the termination of their agreements with us. Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do.

Operations

We will maintain our computer system at our corporate headquarters. Our operations are dependent upon our ability to protect our systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, computer viruses and other events beyond our control. We will maintain access to the Internet through third-party providers. Any disruption in our Internet access, failure of our third party providers to handle higher volumes of users or damage or failure that causes system disruptions or other significant interruptions in our operations could have an adverse effect on our business.

GOVERNMENT AND STATE REGULATION

Internet Law

Our website is not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

     *    user privacy;
     *    freedom of expression;
     *    pricing;
     *    content and quality of products and services;
     *    taxation;
     *    advertising;
     *    intellectual property rights; and
     *    information security

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The adoption of any such laws or regulations might decrease the rate of growth of internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

                                    EMPLOYEES

We employ three people on a part-time basis. We will employ additional people as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

                             DESCRIPTION OF PROPERTY

We currently use office space in a building located at 142 Mineola Avenue, Roslyn Heights, New York. The primary tenant is Darrell Lerner, our President. The lease for such premises is in the name of International Global Communications, Inc., a company owned by Byron Lerner, one of our shareholders and the father of Darrell Lerner, our sole officer and director. The lease provides for monthly rental payments of $475 and expired February 28, 2003. There was an extension period that commenced March 1, 2003 until February 28, 2004 at the rate of $500 per month.

                                LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME                       AGE              POSITION
----                       ---              --------
Darrell Lerner             28               President, Chief Executive Officer,
                                            Treasurer and Director

Darrell Lerner has been our President, Chief Executive Officer, Treasurer and Director since the merger on January 26, 2000. From April 1998 to the present, Mr. Lerner has been the president and director of Fantasy Sports Net, Inc., an internet company which provides interactive fantasy sports games and sports related information. Presently, such company is inactive. Mr. Lerner worked as a consultant for New Medium Enterprises Inc. (OTC BB: NMEN), a public company, during the second half of 1999. His responsibilities included meeting with website companies on behalf of New Medium Enterprises Inc. Mr. Lerner is a Cum Laude graduate of Hofstra University and a graduate of Hofstra Law School. Mr. Lerner has a degree in business administration/finance and extensive experience in telecommunications and journalism. Mr. Lerner shall devote 50% of his time working for us. Mr. Lerner does not have an employment agreement. At present, we do not anticipate entering into an employment agreement with Mr. Lerner. Darrell Lerner is the son of Byron Lerner, one of our principal shareholders,

We intend to expand our Board of Directors, and to seek to recruit and retain a Chief Financial Officer. We feel that In the future it will be appropriate to expand our board of directors. Current efforts are underway to recruit additional members of management, as well. However, we do not expect to appoint additional Directors or management such as the CFO for the foreseeable future.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. To date no compensation has been accrued for salaries to Darrell Lerner and Byron Lerner. Salaries were expenses for our management in the amount of $42,000 and $139,888 for 2001 and 2000 respectively.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

BOARD OF DIRECTORS

The board of directors consists of one director.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Darrell Lerner has been our President, Chief Executive Officer and Treasurer since inception. To date, we have not entered into any employment agreements with our officers and do not presently intend to do so. Mr. Lerner received $21,000 in restricted corporate stock as compensation for services performed during the 2001 fiscal year. The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2003 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2003.

                           SUMMARY COMPENSATION TABLE

             ANNUAL COMPENSATION                                   LONG TERM COMPENSATION
NAME AND                                         RESTRICTED        SECURITIES     OPTIONS
PRINCIPAL       FISCAL    OTHER     ANNUAL          STOCK          UNDERLYING    (NO. OF        ALL OTHER
POSITION         YEAR     SALARY     BONUS      COMPENSATION         AWARDS       SHARES)      COMPENSATION
--------         ----     ------     -----      ------------         ------       -------      ------------
Darrell Lerner
President Chief
Executive
Officer and
Treasurer        2001       $0         0              0              $21,000         0              0
Darrell Lerner   2002       $0         0              0                   $0         0              0
Darrell Lerner   2003       $0         0              0                   $0         0              0

(1) Our fiscal year ends November 30.

Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                  STOCK OPTIONS


We did not grant stock options in fiscal year ending 2001, 2002 or 2003.


The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2003:


                          OPTION GRANTS IN FISCAL 2003

                             (INDIVIDUAL GRANTS)(1)




NAME     NUMBER OF               % OF TOTAL OPTIONS                   EXPIRATION
         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN   EXERCISE   DATE
         OPTIONS GRANTED         FISCAL 2003               PRICE

None

No Executive Officer held options during the 2002 or 2003 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options at the 2002 and 2003 fiscal year ends:

None

                             PRINCIPAL STOCKHOLDERS



The following table sets forth, as of February 11, 2004, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP      OUTSTANDING SHARES
--------------------                --------------------      ------------------
5% STOCKHOLDERS
Darrell Lerner                      6,600,000                 58.93%
142 Mineola Avenue
Roslyn, New York 11577

Byron Lerner                        2,000,000                 17.86%
10 Estates Drive
Roslyn, New York 11576

James Tubbs                           900,000                  8.04%
142 Mineola
Roslyn, New York 11577

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Darrell Lerner                      6,600,000                 58.93%
142 Mineola Avenue
Roslyn, New York 11577

All directors and executive         6,600,000                 58.93%
officers as a Group (1 person)

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,000,000 shares of common stock sold to investors in the Regulation D Rule 506 private placement undertaken by Relocate411 in July 2002 and the 250,000 shares issued to Anslow & Jaclin, LLP in September 2002 for services rendered to us. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 11, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

                                     Shares of     Percent of
                                        common         Common      Shares of        Shares of
                                   Stock owned    Stock owned         common           common
                                         prior       prior to    stock to be      Stock owned
Name of selling stockholder     to offering(1)       offering           sold   After offering     Percent(1)
---------------------------     --------------       --------           -----  --------------     ----------
Anslow & Jaclin, LLP                   250,000          2.23%        250,000                0              0
4400 Route 9, 2nd Floor
Freehold, New Jersey 07728

Frank Massaro                           16,000           .14%         16,000                0              0
160 Stevens Avenue
W. Hempstead, NY 11552

Michael and Thelma Hartman              40,000           .36%         40,000                0              0
73-12 35th Avenue, Apt. D65
Jackson Heights, NY 11372

Nicholas A. Waslyn                      20,000           .18%         20,000                0              0
91 Searingtown Road
Searingtown, NY 11507

Eric Tjaden                             26,000           .23%         26,000                0              0
33 Admiral Lane
Hicksville, NY 11801

                                       21



Margaret Indelicato                     16,000           .14%         16,000                0              0
50 Slabey Avenue
Maluene, NY 11501

Juan C. Morales                          4,000           .04%          4,000                0              0
288 Jericho Turnpike,
Apt. 2 Mineola, NY 11501

Sheldon Shalom                           4,000           .04%          4,000                0              0
18 Flamingo Road
Roslyn, NY 11576

Patricia Faro                            4,000           .04%          4,000                0              0
31 Roger Place
Floral Park, NY 11001

Philip Mazzella                         16,000           .14%         16,000                0              0
418 Oak Street
Bellmore, NY 11710

Richard Zapolski                        16,000           .14%         16,000                0              0
15 Suydam Lane
Bayport, NY 11705

William Grimm                            8,000           .07%          8,000                0              0
33 Foxcroft Road
Albertson, NY 11507

Richard Volpe                           16,000           .14%         16,000                0              0
56 The Glen
Glen Head, NY 11545

Mark J. Parendo                         20,000           .18%         20,000                0              0
96 McCellan Avenue
Mineola, NY 11501

Mitch Hershkowitz                       20,000           .18%         20,000                0              0
101 Lincoln Avenue,
Apt. 4P Mineola, NY 11501

Kristine Gentile                         4,000           .04%          4,000                0              0
25 Evelyn Lane
Centereach, NY 11720

Robert M. J. Hartman                    20,000           .18%         20,000                0              0
67-30 Clyde Street,
Apt. 5A Forest Hills, NY 11375

Danielle L. Hartman                     20,000           .18%         20,000                0              0
70-31 108th Street
Forest Hills, NY 11375

Martin Miller                           60,000           .54%         60,000                0              0
38 Pembroke Drive
Glen Cove, NY 11542

Dolores E. Miller                      100,000           .90%        100,000                0              0
38 Pembroke Drive
Glen Cove, NY 11542

Dolores E. Miller                       20,000           .18%         20,000                0              0
a/c/f Dillon Engel
38 Pembroke Drive
Glen Cove, NY 11542

                                       22




Drew Goldberg                           10,000           .09%         10,000                0              0
320 E. 46th Street,
Apt. 16F New York, NY 10017

Carol Sitte                             50,000           .45%         50,000                0              0
6534 78th Street
Middle Village, NY

Karen Pasteressa                        20,000           .18%         20,000                0              0
a/c/f Samantha Pasteressa
50 Battery Place
New York, NY 10280

Desert Green, Inc.                      40,000           .36%         40,000                0              0
24 Pheasant Run Lane
Dix Hills, NY 11746

Robert Giambrone                        50,000           .45%         50,000                0              0
24 Pheasant Run Lane
Dix Hills, NY 11746

Anthony Giambrone                       60,000           .54%         60,000                0              0
24 Pheasant Run Lane
Dix Hills, NY 11746

Melvin D. Bernstein                     52,000           .46%         52,000                0              0
1009 Willis Avenue
Albertson, NY 11507

Linda Bernstein                         28,000           .25%         28,000                0              0
155 Salem Road
East Hills, NY 11577

Beth Sussman                            40,000           .36%         40,000                0              0
240 W. 75th Street,
Apt. 7B New York, NY 10023

Jeffrey Wenzel                          40,000           .36%         40,000                0              0
166 Bellavue Road
Oakdale, NY 11769

Tracey Wenzel                           40,000           .36%         40,000                0              0
166 Bellavue Road
Oakdale, NY 11769

Harold Sussman                          40,000           .36%         40,000                0              0
2 Richmond Road,
Apt. 5A Ledo Beach, NY 11561

Amy Sussman                             40,000           .36%         40,000                0              0
11 Chiswell Drive
Melville, NY 11747

Meg L. Sussman                          40,000           .36%         40,000                0              0
26 Leslie Lane
Katonah, NY 10536

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

None of the selling shareholders are broker-dealers or are affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

Our selling security holders must sell at a fixed price of $.025 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices. The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will file a post-effective amendment if the selling shareholders enter into an agreement, after effectiveness, to sell their shares to a broker-dealer. In addition, if these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then a post-effective amendment will be filed naming these individuals as selling shareholders in accordance with the information required by Item 507 of Regulation S-B. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o "at the market" to or through market makers or into an existing market for the common stock,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Our common stock is not traded on any national stock exchange and in accordance with Rule 457, the offering price was determined by the price selling shareholders (except Anslow & Jaclin, LLP) purchased shares in our July 2002 private placement memorandum. Represents shares owned by 35 of our selling security holders which can be sold at a price of $.025 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933.

Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,100.

Scope of Regulation M Trading Restrictions

Rule 101 of Regulation M applies trading restrictions to distribution participants and their affiliated purchasers, while Rule 102 of Regulation M makes such trading restrictions applicable to issuers, selling security holders and their affiliated purchasers. Specifically, these rules make it unlawful for such persons, during the applicable restricted period, to bid for, purchase, or attempt to induce any person to bid for or purchase any "covered security." Regulation M provides that an affiliated purchaser of an issuer or selling security holder that also is a distribution participant may comply with Rule 101, and not Rule 102, as long as the affiliated purchaser is not the issuer or selling security holder of the distributed securities.

Regulation M defines "covered securities" to include (i) the security that is the subject of a distribution and (ii) "reference securities." The term "reference security" is defined as a security into which a subject security (i.e., the security that is the subject of the distribution) may be converted, exchanged or exercised, or which, under the terms of the subject security, may in whole or significant part determine the value of the subject security, including an equity-linked security.

The periods during which the restrictions of Rules 101 and 102 apply are triggered by the time of pricing of the subject security, rather than the commencement of offers and sales. Specifically, for a security covered by Rules 101 and 102, the trading restrictions apply only during a "restricted period" that commences on one business day (for a security with a value of average daily trading volume ("ADTV") over a two calendar month period or 60-day rolling period of $100,000 or more, of an issuer whose outstanding common equity securities have a public float value of $25 million or more) or five business days (for all other securities) prior to the day of pricing of the offered security (or the date on which the person becomes a distribution participant, if later).

Excepted Activities. The following activities are excepted from the trading restrictions of Rule 101 and, therefore, may be conducted by a distribution participant and its affiliated purchasers during a distribution. The activities permitted by these exceptions, however, remain subject to the general antifraud and anti-manipulation provisions of the Securities Act and the Exchange Act.

1. Research. Rule 101 provides an exception for research whereby written information, opinions and recommendations that satisfy Rules 138 or 139 under the Securities Act may be published or disseminated by a distribution participant during the restricted period. This exception codifies a current SEC staff interpretation regarding research under Rule 10b-6, although the current interpretation's restriction on issuing a more favorable recommendation for research issued in reliance on paragraph (a) of Rule 139 has been rescinded. The SEC clarified that this exception is available whether or not the distributed securities are registered under the Securities Act.

2. Passive Market Making/Stabilization Transactions. Also excepted from Rule 101 are transactions that comply with the terms and provisions of Rules 103 or 104 of Regulation M involving NASDAQ passive market making and stabilization, respectively. Rules 103 and 104 are discussed below.

3. Odd-Lot Transactions. The exception for odd-lot transactions contained in Rule 10b-6(a)(4)(iv) has been expanded under Rule 101 to permit distribution participants to bid for and purchase odd-lots during the applicable restricted period, and to offset odd-lot transactions in connection with odd-lot tender offers made pursuant to Rule 13e-4(h)(5) under the Exchange Act.

4. Exercises of Securities. The exercise of any option, warrant, right or conversion privilege set forth in the instrument governing a security also is excepted. Because bids for purchases of rights are excepted from Rule 101, and in light of the treatment of derivative securities under Regulation M, the SEC rescinded Rule 10b-8, which restricted purchases of rights and regulated sales of covered securities. Bids for and purchases of a security that is the subject of a rights distribution will continue to be restricted.

5. Unsolicited Transactions. Brokerage transactions that do not involve the solicitation of customers' orders, in addition to certain unsolicited principal purchases, are excepted from Rule 101. This exception differs from the analogous Rule 10b-6 exception in that the purchases may not be effected on a securities exchange, or effected through an inter-dealer quotation system or electronic communications network ("ECN"). To qualify for this exception, however, the purchases need not be of "block" size.
6. Basket Transactions. Purchases of covered securities that are made in connection with a bona fide basket transaction are excepted from Rule 101, subject to certain conditions.

7. De Minimis Transactions. Rule 101 excepts inadvertent violations of the rule that have no market impact. For purposes of this exception, a de minimis transaction is a bid that was not accepted, or one or more purchases, other than those of a passive market marker, that in the aggregate total less than 2% of the security's ADTV. This exception is available only to firms with established and enforced written policies and procedures reasonably designed to achieve compliance with Rule 101.

8. Transactions in Connection with the Distribution. Analogous to a Rule 10b-6 exception, Rule 101 provides an exception for transactions among distribution participants and for purchases from an issuer or selling security holder that are effected in connection with the distribution but are not effected on a securities exchange, or through an inter-dealer quotation system or ECN.

9. Offers to Sell and Solicitation of Offers to Buy. Also excepted from Rule 101 are offers to sell and the solicitation of offers to buy the securities being distributed. This exception also applies to securities that are offered as principal by the person who makes the offer or solicitation.

10. Transactions in Rule 144A Securities. Additionally, Rule 101 is inapplicable to transactions in Rule 144A-eligible securities offered or sold in the U.S. solely to qualified institutional buyers ("QIBs") in transactions exempt from registration under Section 4(2) of the Securities Act, Regulation D, or Rule 144A under the Securities Act, or to QIBs and to certain non-U.S. persons under Regulation S during a Section 4(2), Regulation D, or Rule 144A transaction. The rule does not distinguish between Rule 144A-eligible securities of foreign or domestic issuers and, as such, represents an expansion of the exception to Rule 10b-6.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use office space in a building located at 142 Mineola Avenue, Roslyn, New York. The primary tenant is Darrell Lerner, our President. The lease for such premises is in the name of International Global Communications, Inc., a company owned by Byron Lerner, one of our shareholders and the father of Darrell Lerner, our sole officer and director. The lease provides for monthly rental payments of $475 and expired February 28, 2003. There was an extension period that commenced March 1, 2003 until February 28, 2004 at the rate of $500 per month.

Although we have no present intention to do so, we may, in the future, enter into other transactions and agreements relating to our business with our directors, officers, principal stockholders and other affiliates. Relocate 411.com, Inc. intends for all such transactions and agreements to be on terms no less favorable to Relocate 411.com, Inc. than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of Relocate 411.com, Inc.'s directors will be required for any such transactions or agreements. As set forth above, we do not anticipate any related party transactions in the near future. Nevertheless, should any related party transactions occur while there are no disinterested board members, Darrell Lerner, our sole director, shall continue to have the sole vote and we shall rely on his integrity, good judgment, and fiduciary duties to make a fair and equitable decision on our behalf and one behalf of our shareholders.

On January 26, 2000, we entered into a Plan and Agreement of Merger ("Merger Agreement") with Relocate 411.com, Inc., a New York corporation. We acquired all of the issued and outstanding stock of Relocate in exchange for 6,600,000 shares of the 12,615,000 shares of our issued and outstanding common stock. We acquired all of the assets and liabilities of Relocate. Darrell Lerner, our sole officer and director, Byron Lerner, one of our principal shareholders and Barry Manko were founders of Relocate411.com, Inc. They each received 2,200,000 shares or an aggregate of 6,600,000 shares. On January 27, 2000, we (the surviving entity) filed a Certificate of Amendment to our Articles of Incorporation changing our name to Relocate 411.com, Inc.

Byron Lerner, one of the founding shareholders of Relocate411.com, Inc. and considered a promoter was banned for 5 years, starting 1987, from the New York Stock Exchange for unauthorized transactions and churning for transactions that occurred in 1983 or 1984. Mr. Lerner chose not to contest the decision since was leaving the industry and he was not suspended by any other exchange. On April 22, 2002, the SEC filed a settled civil action against Byron Lerner, the Chairman and Chief Executive Officer of Teltran International Group, Ltd. The SEC alleged that Mr. Lerner caused Teltran to materially overstate its reported financial results during its fiscal year ended December 31, 1999 and to make other materially false and misleading statements. Mr. Lerner consented, without admitting or denying the SEC's allegations, to be permanently enjoined from violating or aiding and abetting certain violations of the 1933 Securities Act and the 1934 Exchange Act and Mr. Lerner paid disgorgement and prejudgment interest of $87,500 and a $50,000 civil penalty.

On the effective date of the Merger Agreement, Nachum Blumenfrucht, our sole officer and director resigned from our Board of Directors and a new Board of Directors was appointed. The new Board of Directors consisted of Darrell Lerner, President, Chief Executive Officer, and Treasurer, and Byron R. Lerner, Vice-President and Secretary. We redeemed 4,100,000 shares of our common stock from Nachum Blumenfrucht, our previous sole officer, director and principal shareholder for $150,000. In September 2002, Anslow & Jaclin, LLP were issued 250,000 shares of our common stock for legal services rendered.

On May 25, 2000, we loaned $1,117,602 to Teltran International Group, Ltd. Teltran was a publicly held company presently trading on the NASD OTC Bulletin Board, and some of its stockholders and officers own approximately 42% of Relocate. The related stockholders and officers were Jimmy Tubbs and Byron Lerner who was the President and Chief Executive Officer of Teltran. The loan matured November 25, 2000 with interest at 9-1/2% annually and is secured by a promissory note. The reason we made this investment was that we had extra funds at such time and we believed this note was a strong investment and would provide a good return on our investment In addition, the note was secured by 600,000 shares each of common stock of Teltran and Antra Holdings Group, Inc. Antra was also a publicly held company traded on the NASD OTC Bulletin Board and therefore we believed that we had enough security for this loan. Teltran owns the Antra shares which were acquired in April, 1999 when each company originally exchanged 2,000,000 shares of their common stock. Additionally, Teltran pledged its one share of Teltran Web Factory, Ltd., a wholly owned foreign subsidiary of Teltran. Neither Teltran International Group, Ltd. or Antra Holdings Group, Inc. trade on the OTC Bulletin Board. The Teltran shares are currently trading on the Pink Sheets with a market price of $.004 per share and Antra Holdings Group shares are trading on the Pink Sheets with a market price of $.005. As a result of the default on this loan we suffered a total loss of $1,117,602 plus interest.

Teltran also issued to Relocate 250,000 warrants exercisable from May 25, 2000 to May 24, 2005 to purchase Teltran common stock at a price of $1.10 per share. Teltran defaulted on the loan. As settlement for such default, Teltran agreed to sell its interest in Teltran Web Factory, Ltd to the NCT Group Ltd., a Connecticut company, for preferred stock in NCT (Note that at the time of the transaction, NCT Group, Inc., the consolidated public company, had a common stock trading value of $0.2475 per share, but a negative book value. NCT Group, Inc. subsequently retired its preferred stock during the year ended December 31, 2001.). Such preferred stock was transferred to us as consideration for settlement for repayment of the loan and our agreement to tender our interest in Teltran Web Factory, Ltd. We then used all of such preferred NCT shares to buy out all common stock and warrants in Relocate 411.com belonging to the original investors as follows:

Name                                     Dollars          Shares        Warrants
--------------------                   ---------       ---------       ---------
Austost Anstalt Schaan                 $ 500,000       1,500,000       1,500,000
Balmore Funds, S.A                     $ 500,000       1,500,000       1,500,000
Amro International, S.A                $ 250,000         791,250         791,250
ICT N.V                                $  50,000         150,000         150,000
Leval Trading, Inc.                    $ 150,000         450,000         450,000
Nesher, Inc.                           $  50,000         150,000         150,000
Talbiya B. Investments                 $  50,000         166,500         166,500
Libra Finance, S.A                            --         198,000         198,000
J. Hayut                                      --         139,500         139,500
Hyett Capital Ltd.                            --          69,750          69,750

None of these entities set forth above are affiliated to us or either Byron and Darrell Lerner. Although we lost money on this loan to Teltran, as part of the settlement for this default we received preferred shares in NCT which we were able to use to cancel the 5,115,000 outstanding shares and 5,115,000 outstanding warrants set forth above. Based on the last filing undertaken by NCT, the following sets forth the officers, directors and principal shareholders of NCT:

Michael J. Parrella
John J. McCloy
Sam Oolie
Irene Lebovics
Cy E. Hammond
Jonathan M. Charry
Mark Melnick
Carole Salkind
Crammer Road LLC
                                       28

Alpha Capital Aktiengesellschaft
Acme Associates, Inc.
Libra Finance S.A.
Austost Anstalt Schaan
Balmore S.A.

To summarize the above related party transaction, Relocate411.Com loaned 1.2 million dollars to Teltran in 2000. Teltran and Relocate had common investors. Relocate received stock in Teltran and Antra as security for such loan. An additional part of the security was Teltran's 1 share ( representing full ownership) of the Web Factory Ltd., a UK company. Teltran proceeded to sell the Web Factory to NCT Group Ltd (NCTI) for about 10 million dollars in NCT preferred stock in a pending NCT offering in the UK (The Artera Group was the name of the UK subsidiary being created by NCT).

Teltran was subsequently unable to pay back the loan and it was agreed that Relocate would receive several million pounds of the preferred stock in this offering in return for Teltran defaulting on the loan as full settlement, and in return for Relocate relinquishing the collateral (the Web Factory ownership). That full amount of NCT preferred stock was then used to buy out the original investors at which point their shares were returned and cancelled. The stock in Teltran and Antra has no real market value. The related stockholders and officers were Jimmy Tubbs and Byron Lerner who was the President and Chief Executive Officer of Teltran.

We have no plans to issue any additional securities to management, promoters, affiliates or associates at the present time. If our Board of Directors adopts an employee stock option or pension plan, we may issue additional shares according to the terms of this plan. Although we have a very large amount of authorized but un-issued common stock, we intend to reserve this stock to implement continued expansion of the business. We may attempt to use shares as consideration, instead of cash. We may issue shares if we engage in a merger or acquisition or we may issued shares as consideration for services rendered to us or in other transactions in the normal course of business. In such a case, an indeterminate amount of unissued stock may be issued by us. We currently have no plans to acquire or merge with another company.

We have no present intention of acquiring any assets by any promoter, management or their affiliates or associates.

There are no arrangements or agreements between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence our affairs. In the future, we will present all possible transactions between the Company and its officers, directors or 5% stockholders, and their affiliates to the Board of Directors for its consideration and approval. Any such transaction will require approval by a majority of the directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL



Our Articles of Incorporation authorize us to issue up to 50,000,000 Common Shares, $0.0001 par value per common share and 10,000,000 Preferred Shares, $0.0001 par value. As of February 11, 2004, there were 11,200,000 shares of our common stock outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future. Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

We do not have any outstanding options or warrants to purchase, or securities convertible into, our shares of common stock. The prospectus is registering 1,250,000 shares of our common stock for selling security holders and is not registering any additional shares. Here of our principal shareholders, including our sole officer and director, Darrell Lerner, own 9,500,000 of our shares in the aggregate. Since each shareholder acquired the shares more than one year ago, they can each sell their shares pursuant to Rule 144 under the 1933 Securities Act.

We presently have 40 shareholders of record for our common stock.

Rule 144 Shares


As of February 11, 2004 a total of 11,200,000 shares of our common stock are outstanding and all as of February 5, 2004, all 11,200,000 shares of our common stock are available for resale to the public. Such shares are comprised of the 6,600,000 shares of our common stock acquired by Darrell Lerner from us on January 26, 2000 and February 7, 2003, the 2,000,000 shares of our common stock acquired by Byron Lerner from us on February 7, 2001, the 250,000 shares of our common stock acquired by Barry Manko on January 26, 2000, the 200,000 shares of our common stock acquired by Grushko & Minko on January 26, 2000 and February 7, 2001, the 900,000 shares of our common stock acquired by James Tubbs on January 26, 2000 and the 250,000 shares of our common stock acquired by Anslow & Jaclin, LLP and the 1,000,000 shares sold to investors in our Regulation D Rule 506 in September 2002. All such shares must be sold in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 280,380 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Notwithstanding same, our affiliates are subject to the volume limitations and trading limitations of Rule 144 regardless of how long they have held such shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the prospectus and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

We have appointed Corporate Stock Transfer as our transfer agent and registrar for our common stock. Corporate Stock Transfer is located at 3200 Cherry Creek Drive, Suite 430 Denver, Colorado 80209 and the phone number is (303)282-4800.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212. Anslow & Jaclin, LLP owns 250,000 of our common shares. The 250,000 shares are included in the shares being offered for resale by the selling stockholders in the prospectus dated February 5, 2004. Such shares were issued in September 2002 for services rendered to us by Anslow & Jaclin, LLP.

                                     EXPERTS

The audited financial statements for the fiscal year ended November 30, 2003 included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC and the audited financial statements for the fiscal year ended November 30, 2002 included in this prospectus included elsewhere in the registration statement have been audited by Marvin Kirschenbaum, Certified Public Accountant, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 7, 2003, the Company replaced Marvin Kirschenbaum, CPA as the independent auditor for the Company and appointed Gately & Associates as the new independent auditor for the Company.

Marvin Kirschenbaum, CPA 's report on the financial statements for the year ended November 30, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations.

During the most recent fiscal year and interim period subsequent to November 30, 2002, there have been no disagreements with Marvin Kirschenbaum, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of Marvin Kirschenbaum, CPA would have caused them to make reference in their reports on the financial statements for such periods.

On February 14, 2003, Don Fuch as resigned as the independent auditor for the Company and Marvin Kirschenbaum, CPA was appointed as the new independent auditor for the Company.

Don Fuchs, CPA reports on our financial statements for the fiscal years ended November 30, 2001 and November 20, 2000 and through August 31, 2002 contains no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

For the most recent fiscal year and any subsequent interim period through Don Fuchs' resignation on February 14, 2003, there have been no disagreements with Don Fuchs' on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of Don Fuchs' would have caused them to make reference in their reports on the financial statements for such periods.

                             RELOCATE 411.COM, INC.

                                   FORM SB-2/A


THE YEAR AS OF NOVEMBER 30, 2003 AND NOVEMBER 30, 2002
------------------------------------------------------

      Report of Independent Accountant Gately & Associates, LLC             F1

      Report of Independent Accountant Marvin Kirschenbaum                  F2

      Balance Sheet, As of November 30, 2003 and November 30, 2002          F3

      Statement of Operations, For the twelve months ended
      November 30, 2003 and 2002 and for the Period From Inception
      (December 19, 1997) Through November 30, 2003                         F4

      Statement of Stockholder' Equity, for November 30, 2003               F5

      Statement of Cash Flows, For the twelve months ended
      November 30, 2003 and 2002 and for the Period From Inception
      (December 19, 1997) Through November 30, 2003                         F6

      Notes to Financial Statements                                      F7-F11

Gately & Associates, LLC
1248 Woodridge Court
Altamonte Springs, FL 32714
(407) 341-6942

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
Relocate 411.com, Inc.
142 Mineola Avenue
Roslyn Heights, New York 11577

Gentlemen:

        We have audited the accompanying balance sheet of Relocate 411.com, Inc. (a development stage company) formerly known as Stateside Funding, Inc. as of November 30, 2003 and the related statements of operations, stockholder's equity and cash flows for the year ended and from inception (December 31, 1997) through November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on the audit. We did not audit the accompanying balance sheet as of November 30, 2002, and the related statements of operations and cash flows for the year ended were audited by another auditor. The auditor expressed in the report dated February 12, 2003 an unqualified opinion on those statements.

        We conducted the audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Relocate 411.com, Inc. as of November 30, 2003, and the statement of operations and cash flows for the year then ended and from inception (December 31, 1997) through November 30, 2003, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Gately & Associates, LLC

December 22, 2003

                                       F1

                               Marvin Kirschenbaum
                           Certified Public Accountant
                        332 Meehan Avenue - Reads Landing
                       West Lawrence, New York 11691-5431
                                 (516) 239-3704

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
Relocate 411.com, Inc.
142 Mineola Avenue
Roslyn Heights, New York 11577

Gentlemen:

        I have audited the accompanying balance sheet of Relocate 411.com, Inc. (a development stage company) formerly known as Stateside Funding, Inc. as of November 30, 2002 and the related statements of operations, stockholder's equity and cash flows for the year ended and from inception (December 31, 1997) through November 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. I did not audit the accompanying balance sheet as of November 30, 2003, and the related statements of operations and cash flows for the year ended were audited by another auditor. The auditor expressed in his report dated December 22, 2003 an unqualified opinion on those statements.

        I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Relocate 411.com, Inc. as of November 30, 2002, and the statement of operations and cash flows for the year then ended and from inception (December 31, 1997) through November 30, 2002, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Marvin Kirschenbaum

CERTIFIED PUBLIC ACCOUNTANT

February 12, 2003

                                       F2

                              RELOCATE411.COM, INC.
                         ( A Development Stage Company)
                                  BALANCE SHEET
                  As of November 30, 2003 and November 30, 2002


                                     ASSETS
                                     ------

                                                                      2003                               2002
                                                                -----------------                  -----------------
CURRENT ASSETS
       Cash                                                        $       9,092                       $     20,519
                                                                -----------------                  -----------------

                  Total Current Assets                                     9,092                             20,519


       Property and equipment at cost, net of
         accumulated depreciation                                          2,973                              4,473
                                                                -----------------                  -----------------

                  Total Properties                                         2,973                              4,473


       TOTAL ASSETS                                                $      12,065                       $     24,992
                                                                =================                  =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


CURRENT LIABILITIES

       Accrued liabilities                                         $      11,525                       $      6,025
       Loans payable                                                      14,397                             14,397
                                                                -----------------                  -----------------

                  Total current liabilities                               25,922                             20,422



SHAREHOLDERS' EQUITY

       Preferred stock - $.0001 par value
         authorized 10,000,000 shares
         issued and outstanding: none                                          -                                  -
       Common stock - $.0001 par value;
          authorized 50,000,000 shares;
          issued and outstanding: 11,200,000 and 11,200,000                1,827                              1,827
       Additional paid-in-capital                                      1,401,913                          1,401,913
       Treasury stock at cost: 7,065,000 and 7,065,000                (1,151,672)                        (1,151,672)
       Accumulated deficit during Development Stage                     (265,925)                          (247,498)
                                                                -----------------                  -----------------

                  Total shareholders' equity                             (13,857)                             4,570


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $      12,065                       $     24,992
                                                                =================                  =================




                    The accompanying notes are an integral part of these consolidated financial statements.


                                      F3

                              RELOCATE411.COM, INC.
                         ( A Development Stage Company)
                            STATEMENTS OF OPERATIONS
             For the twelve months ended November 30, 2003 and 2002
              and for the Period From Inception (December 19, 1997)
                            Through November 30, 2003

                                                                                           Period from
                                                                                            Inception
                                                                                             Through
                                                                                           November 30,
                                                            2003             2002              2003
                                                      ---------------------------------- -----------------
REVENUES
       Revenue                                               $       -        $       -        $        -
                                                      ---------------------------------- -----------------

       TOTAL REVENUES                                                -                -                 -
       --------------                                 ---------------------------------- -----------------


 EXPENSES

       Salaries and benefits                                         -                -           181,888
       General and Administrative                               17,927           15,280           158,117
                                                      ---------------------------------- -----------------

       TOTAL EXPENSES                                           17,927           15,280           340,005
       --------------                                 ---------------------------------- -----------------


OPERATING INCOME (LOSS)                                        (17,927)         (15,280)         (340,005)
-----------------------

       Provision for tax                                          (500)            (500)           (6,525)
       Interest expense                                              -                -           (53,956)
       Interest income                                               -                -           134,561
                                                      ---------------------------------- -----------------

NET INCOME (LOSS)                                            $ (18,427)       $ (15,780)       $ (265,925)
-----------------                                     ================================== =================


NET INCOME (LOSS) PER COMMON SHARE                           $   (0.00)       $   (0.00)
----------------------------------                    ==================================
    (less than $.01 per share for 2003 and 2002)

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                                       11,200,000       10,262,500
   ------------------
                                                      ==================================


                The accompanying notes are an integral part of these consolidated financial statements.


                                      F4

                              RELOCATE411.COM, INC.
                         ( A Development Stage Company)
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                November 30, 2002

                                                                                                     Accumulated
                                                                                                       Deficit
                                                                                    Additional        During the
                                                       Common                        Paid-In         Development
                                                       Shares          Amount        Capital            Stage        Total
                                                   -------------------------------------------------------------------------
Issuance of common shares
  on August 24, 1999                                          66    $       250    $        --    $        --    $       250
                                                      ----------          -----      ---------       --------          -----
Balance, November 30, 1999                                    66            250             --             --            250

Issuance of shares in private placement
 and merger: January 26, 2000:
       Private placement in cash ($0.29 per share)     5,175,000            518      1,503,732                     1,504,250
       Deferred offering costs                                                         (25,927)                      (25,927)
       Conversion of shares in merger                 11,599,934            500          1,267                         1,767
       Redemption of original shares                  (4,100,000)                     (150,000)                     (150,000)

Net Loss                                                                                             (204,348)      (204,348)
                                                      ----------          -----      ---------       --------          -----
Balance, November 30, 2000                            12,675,000          1,268      1,329,072       (204,348)     1,125,992

Purchase of treasury stock, 7,065,000 shares
  during January, 2001 with cash                                                                                  (1,151,672)
       ($0.16 per share)
Issuance of shares as stock compensation
  on February 7, 2001                                  4,200,000            420         41,580                        42,000
       ($0.01 per share)
Issuance of shares as stock compensation
  for legal fees, February 7, 2001                       140,000             14          1,386                         1,400
       ($0.01 per share)
Net Loss                                                                                              (27,370)       (27,370)
                                                      ----------          -----      ---------       --------          -----
Balance, November 30, 2001                            17,015,000          1,702      1,372,038       (231,718)        (9,650)

Issuance of shares in private placement for cash
  Reg D, Rule 506, September 7, 2002                   1,000,000            100         24,900                        25,000
       ($.025 per share)
Issuance of shares as stock compensation
  for legal fees, September 7, 2002                      250,000             25          4,975                         5,000
       ($0.02 per share)
Net Loss                                                                                              (15,780)       (15,780)
                                                      ----------          -----      ---------       --------          -----
Balance, November 30, 2002                            18,265,000          1,827      1,401,913       (247,498)         4,570
                                                      ----------          -----      ---------       --------          -----

Net Loss                                                                                              (18,427)       (18,427)
                                                      ----------          -----      ---------       --------          -----

Balance, November 30, 2003                            18,265,000    $     1,827    $ 1,401,913    $  (265,925)   $   (13,857)
                                                      ==========    ===========    ===========    ===========    ===========

                       The accompanying notes are an integral part of these consolidated financial statements.


                                      F5

                              RELOCATE411.COM, INC.
                         ( A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
             For the twelve months ended November 30, 2003 and 2002
              and for the Period From Inception (December 19, 1997)
                            Through November 30, 2003

                                                                                                            Period from
                                                                                                              Inception
                                                                                                               Through
                                                                                                            November 30,
CASH FLOWS FROM OPERATING ACTIVITIES                                         2003              2002             2003
------------------------------------                                   ----------------- ----------------- ----------------
       Net  (loss)                                                            $ (18,427)        $ (15,780)      $ (265,925)

       Adjustments to reconcile net loss to net cash used in operating activities:

       Depreciation and organization costs                                        1,500             1,999            9,992
       Common stock issued for services                                                             5,000           48,400
       Non-cash equity adjustment in reverse merger                                                                 (1,483)
       (Increase) Decrease in interest receivable                                     -                 -                -
       Increase (Decrease) in accounts payable and accrued expenses               5,500            (1,230)          11,525
                                                                       ----------------- ----------------- ----------------

       Net cash flows provided by (used in) operating activities                (11,427)          (10,011)        (197,491)

CASH FLOWS FROM INVESTING ACTIVITIES

       Cash paid for note receivable                                                  -                 -       (1,117,602)
       Cash received from note receivable                                             -                 -        1,117,602
       Cash paid for equipment                                                        -                 -          (11,465)
                                                                       ----------------- ----------------- ----------------

       Net cash flows provided by (used in) investing activities                      -                 -          (11,465)
                                                                       ----------------- ----------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES

       Proceeds from loans payable                                                    -             5,530           14,397
       Proceeds from issuance of stock                                                -            25,000        1,531,250
       Cash paid for stock redemption                                                 -                 -         (150,000)
       Deferred offering costs against capital                                        -                 -          (25,927)
       Acquisition of treasury stock                                                  -                 -       (1,151,672)
                                                                       ----------------- ----------------- ----------------

       Net cash flows provided by (used in) financing activities                      -            30,530          218,048
                                                                       ----------------- ----------------- ----------------

CASH RECONCILIATION

       Net increase (decrease) in cash                                          (11,427)           20,519            9,092
       Cash at beginning of period                                               20,519                 -                -
                                                                       ----------------- ----------------- ----------------

       CASH AT END OF PERIOD                                                  $   9,092         $  20,519       $    9,092
                                                                       ================= ================= ================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Cash paid during the year for interest                                 $       -         $       -
       Cash paid during the year for income taxes                             $       -         $       -


                      The accompanying notes are an integral part of these consolidated financial statements.


                                      F6

                             RELOCATE 411.COM, INC.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Business

        Relocate 411.com, Inc. (the Company), formerly known as Stateside Fundings, Inc., was organized under the laws of the State of Delaware on December 19, 1997 and has adopted a fiscal year ending November 30th. The Company is considered to be in the development stage (a development stage company) since it is devoting substantially all of its efforts to establishing a new business. Its planned principal operations have not yet commenced and there have been no revenues to date. The Company is developing a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

Organization

         On January 26, 2000, the stockholders of Relocate 411.com, Inc., a New York Corporation incorporated on August 24, 1999, completed a merger and stock exchange with Stateside Fundings, Inc., a Delaware Corporation, resulting in a recapitalization of Stateside Fundings, Inc., the acquirer. Relocate 411.com, Inc. merged into Stateside Fundings, Inc. Stateside Fundings, Inc. acquired all of the assets and liabilities of Relocate 411.com, Inc.

        Under the terms of the Merger Agreement, each share of Relocate 411.com, Inc. common stock converted into one hundred thousand shares of Stateside Fundings, Inc. common stock. Contemporaneously, with the merger, Stateside Fundings, Inc. issued 5,175,000 shares of its common stock in a private placement transaction, receiving net proceeds of $1,354,250. The net proceeds received were after a payment of $150,000 to redeem 4,100,000 share of common stock from the founder of Stateside Fundings, Inc. As part of the merger, Stateside Fundings, Inc. then issued 6,600,000 common shares to Relocate 411.com, Inc. in exchange for the 66 shares held by the stockholders of Relocate 411.com, Inc.

         The financial statements reflect that of the acquirer, Stateside Fundings, Inc., the entity that survived the merger. The Accumulated Deficit of Stateside Fundings, Inc. as of January 26, 2000 was $ 1,303.

         On January 27, 2000, Stateside Fundings, Inc. filed a Certificate of Amendment changing their name to Relocate 411.com, Inc.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Activities and Operations:

         All costs incurred in development activities are charged to operations as incurred. The Company has not produced any revenues from operations.

Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

                                       F7

Accounts Receivable, deposits, Accounts Payable and accrued Expenses:

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Property and Equipment:

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income  Taxes:

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Stock  Based  Compensation:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk:

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

                                      F8

Fair Value of Financial Instruments:

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value information whether or not recognized in the balance sheet, where it is practicable to estimate that value. The carrying value of cash, cash equivalents, accounts receivable and notes payable approximates fair value.

Impairment of Long-Lived Assets:

Company's management believes that any evaluation necessitated through the adoption of SFAS 121, "Accounting for the Impairment Long-Lived Assets and for Long-Lived Assets to be Disposed of." will not be material.

Loss Per Common Share:

The Company has adopted Financial Accounting Standards Board (FASB) Statement No. 128, "Earnings per Share". The Statement establishes standards for computing and presenting earnings per share (EPS). It replaced the presentation of primary EPS with a presentation of basic EPS and also requires dual presentation of basic and diluted EPS on the face of the income statement. The statement was retroactively applied to the prior loss per share but did not have any effect. Basic loss per share was computed by dividing the Company's net loss by the weighted average number of common shares outstanding during the period. There is no presentation of diluted loss per share as the effect of common stock options, warrants and convertible debt amount are antidilutive

NOTE 3 - NOTE RECEIVABLE

On May 25, 2000, the Company loaned $1,117,602 to Teltran International Group, Ltd. (Teltran), a publicly held company presently trading on the NASD OTC Pink Sheets. Some of Teltran's stockholders and officers own approximately 42% of the Company. The loan bore interest at 9 1/2% annually and was secured by a promissory note. Teltran pledged its one share of Teltran Web Factory, Ltd. a wholly owned foreign subsidiary of Teltran as well as issuing 250,000 warrants exercisable from May 25, 2000 to May 24, 2005 to purchase Teltran common stock at a price of $1.10 per share.

        On March 2, 2001 the Company received preferred shares in NCTN Networks, Inc. in full settlement of the note receivable and the outstanding interest. The Company retained the warrants it received and returned all Teltran share certificates, which were held as security for the note receivable. Simultaneously, these preferred shares were exchanged as consideration for all outstanding shares and warrants in the Company held by the Company's investors.

NOTE 4 - ORGANIZATION COSTS

The Company had adopted for fiscal year-ended November 30, 1999 the requirements set forth in accordance to SOP 98-5. SOP 98-5 requires the costs of organization expenses to be expensed as incurred for fiscal years beginning after December 15, 1998. The initial application of SOP 98-5 was reported for the fiscal year-ended November 30, 1999 as a cumulative effect of a change in accounting principle as described in APB Opinion 20, Accounting Changes.

NOTE 5 - INCOME TAX PAYABLE

Income taxes have been accrued based on alternative methods of computing minimum New York State and City corporate taxes.

                                      F9


NOTE 6 - STOCKHOLDERS EQUITY

PREFERRED STOCK:

The Company has authorized 10,000,000 preferred shares with a par value of $.0001, none of which are issued or outstanding.

COMMON STOCK:

The Company has authorized 50,000,000 common shares with a par value of $.0001 of which 11,200,000 shares were issued and outstanding for the year ended November 30, 2002 and 9,950,000 for the year ended November 30, 2001. The number of shares disclosed as issued and outstanding do not include common shares held in treasury.

During January of 2001, the Company repurchased 7,065,000 shares of its common stock from its initial investors with a payment of a stock offering (See Note 3) for a total of $1,151,672.

On February 7, 2001, the Company issued 4,200,000 shares of its common stock, as per the terms of the exchange and release agreement, in consideration for the shares of NCT Preferred Stock and all common shares and warrants held in the Company by original investors and in consideration of accrued service fees for a total of $42,000, or $0.01 per share. The Company's original investor shares and warrants were cancelled and replaced with the Company's common shares.

On February 7, 2001, the Company issued 140,000 shares of its common stock as consideration for legal services in the amount of $1,400. or $0.01 per share.

On September 7, 2002, the Company undertook a private placement offering under Rule 506 of Regulation D of the Securities Act. The Company's management considers this offering to be exempt under the Securities Act of 1933. The Company issued a total of 1,000,000 shares of its common stock for a total consideration of $30,000 in cash, or $.025 per share.

On September 7, 2002, the Company issued 250,000 shares of its common stock for a consideration of $5,000, or $.02 per share, in reliance on the exemption under
Section 4(2) of the Securities Act of 1933, as amended (the "Act") for legal services rendered.

NOTE 7 - CONFLICTS OF INTEREST

Certain conflicts of interest have existed and will continue to exist between management, their affiliates and the Company. Management have other interests including business interests to which they devote their primary attention. Management may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company and in addition, management may negotiate an acquisition resulting in a conflict of interest.

NOTE 8 - CASH FLOW STATEMENT DISCLOSURE


For the years ended November 30, 2003 and 2002, the Company did not pay in cash any income tax or interest on debt financing. Non-cash transactions included the issuance of common shares of the Company's stock in consideration for services provided to the Company in the amount of $5,000 for the year ended November 30, 2002.

NOTE 9 - LITIGATION, CONTINGENCIES, OPERATING AND CAPITAL LEASES

From time to time in the normal course of business the Company may be involved in litigation. The Company's management is not aware of any asserted or unasserted claims and therefore feels any such proceedings to have an immaterial effect on the financial statements.

The Company's management has not bound the Company with any contingencies other than those through the normal course of business.

The Company has no operating or capital leases, but will account for such leases in accordance with Generally Accepted Accounting Principles when entered into which would require operating leases to be expensed and capital leases to be capitalized and amortized over the lease term.

NOTE 10 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As a development stage company, the Company has no revenue from operations and limited financing. The Company's continued existence is dependent upon its ability to meet its financing requirements on a continuing basis, and to succeed in its future operations. The financial statements do not include any adjustments that might result from this uncertainty.

Because of uncertainties surrounding the Company's development and limited operating history, management anticipates incurring development stage losses in the foreseeable future. Management's ability to achieve the Company's business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations. Management believes that the Company has sufficient cash to meet the minimum development and operating costs for the next 12 months. The Company will need to raise additional capital to continue operations past 12 months, and there is no assurance that the Company will be successful in raising the needed capital.

                             RELOCATE 411.COM, INC.
                        1,250,000 Shares of Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                 February 11, 2004


PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange                      $   100
Commission registration fee
Legal fees and expenses                      $ 7,500
Accounting fees and                          $ 7,500
expenses
Miscellaneous                                $     0
Total (1)                                    $15,100

Item 26.    RECENT SALES OF UNREGISTERED SECURITIES.

On January 26, 2000 we issued the following shares: (i) 2,200,000 shares to Darrell Lerner, 2,200,000 shares to Byron Lerner and 2,200,000 shares to Barry Manko in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The shares were issued as part of the transaction between us and Relocate411.com, Inc., a New York corporation ("NY Relocate") whereby we acquired all of the shares of NY Relocate and it became our wholly owned subsidiary. Each share of NY Relocate was converted into 1000 of our shares. Darrell Lerner, Byron Lerner and Barry Manko each held 2,200 shares of NY Relocate prior to the transaction; (ii) 900,000 shares to James Tubbs in reliance on the exemption under Section 4(2) of the Act for consideration of $900 or $.001 per share; (iii) 60,000 shares to Grushko & Mittman in reliance on the exemption under Section 4(2) of the Act for legal services rendered valued at $20,000 or $.3333 per share. We subsequently entered into an agreement with Barry Manko in which he agreed to cancel 1,950,000 shares of our common stock for cash consideration.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction.

In addition, on January 26 2000, we completed a private placement of our shares by raising $1,550,000 and issuing a total of (i) 5,115,000 shares of Common Stock to 10 "accredited investors" and (ii) 5,115,000 Warrants to purchase 5,115,000 shares of Common Stock at an exercise price of $.75 per share (the "Private Placement"). One share of our common stock and one warrant (collectively, a "Unit") were valued at $.333 per Unit. Such securities were sold in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares and warrants for each shareholder:



                                              Shares     Warrants  Consideration
                                              ------     --------  -------------

Austost Anstalt                            1,500,000    1,500,000     $500,000
Schaan
Balmore Funds, S.A.                        1,500,000    1,500,000     $500,000
Amro                                         791,250      791,250     $250,000
International, S.A
ICT N.V                                      150,000      150,000     $ 50,000
Leval Trading, Inc.                          450,000      450,000     $150,000
Nesher, Inc.                                 150,000      150,000     $ 50,000
Talbiya B                                    166,500      166,500     $ 50,000
Investments
Libra Finance, S.A                           198,000      198,000
J. Hayut                                     139,500      139,500
Hyett Capital Ltd.                            69,750       69,750


The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us not involving a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction. All of these shares and outstanding warrants were cancelled in consideration for the issuance of the preferred shares received by us in the default of the loan from Teltran.

On February 7, 2001 we issued the following shares: (i) 2,100,000 of our shares to Darrell Lerner; (ii) 2,100,000 of our shares to Byron Lerner; (iii) 140,000 of our shares to Grushko & Mittman. All such issuances relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Of such amount, Darrell Lerner and Byron Lerner each received 2,100,000 shares as compensation in lieu of salaries valued at $.01 per share of $42,000; and Grushko & Mittman were issued 140,000 shares for legal services rendered to us valued at $.01 per share at $1,400.

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us not involving a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for this transaction.

In September, 2002, we completed a Regulation D, Rule 506 Offering in which we issued a total of 1,000,000 shares of our common stock to 34 shareholders for an aggregate offering price of $25,000. The following sets forth the identity of the class of persons to whom Relocate sold these shares and the amount of shares for each shareholder:

Frank Massaro                  16,000
Michael and Thelma Hartman     40,000
Nicholas A. Waslyn             20,000
Eric Tjaden                    26,000
Margaret Indelicato            16,000
Juan C. Morales                 4,000
Sheldon Shalom                  4,000
Patricia Faro                   4,000
Philip Mazzella                16,000
Richard Zapolski               16,000
William Grimm                   8,000
Richard Volpe                  16,000
Mark J. Parendo                20,000
Mitch Hershkowitz              20,000
Kristine Gentile                4,000
Robert M. J. Hartman           20,000
Danielle L. Hartman            20,000
Martin Miller                  60,000
Dolores E. Miller             100,000
Dolores E. Miller              20,000
Drew Goldberg                  10,000
Carol Sitte                    50,000
Karen Pasteressa               20,000
Desert Green, Inc.             40,000
Robert Giambrone               50,000
Anthony Giambrone              60,000
Melvin D. Bernstein            52,000
Linda Bernstein                28,000
Beth Sussman                   40,000
Jeffrey Wenzel                 40,000
Tracey Wenzel                  40,000
Harold Sussman                 40,000
Amy Sussman                    40,000
Meg L. Sussman                 40,000

The Common Stock issued in the Company's Regulation D, Rule 506 offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by the Company in connection with the offering of any of the Shares.

(B) At the time of the offering the Company was not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither the Company, nor any predecessor of the Company, nor any director of the Company, nor any beneficial owner of 10% or more of any class of the Company's equity securities, nor any promoter currently connected with the Company in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by the Company pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any director, officer or promoter of the Company or any beneficial owner of 10% or more of the Company's securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2002 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 7, 2002, we issued 250,000 shares to Anslow & Jaclin, LLP in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") for legal services rendered to us.

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us not involving a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:


The following exhibits are filed as part of prospectus dated February 11, 2004:



 EXHIBIT    DESCRIPTION
 -------    -----------

   3.1      Certificate of Incorporation of Relocate411.com, Inc. *

   3.2 Certificate of Amendments of the Certificate of Incorporation of Relocate411.com, Inc. *

   3.2      By-laws of Relocate411.com, Inc. *

   5.1      Opinion of Anslow & Jaclin LLP

   23.1     Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

   23.2     Consent of Gately & Associates, LLC

   23.3     Consent of Marvin Kirschenbaum, CPA

   24.1     Power of Attorney (included on page II-6 of the registration statement)

* Filed with the original Form SB-2 filed on October 28, 2002.

Item 28.    UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to prospectus dated February 11, 2004 to:


          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective prospectus; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the prospectus or any material change to such information in the prospectus.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new prospectus relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused registration statement dated February 11, 2004 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roslyn, State of New York, on the 11th day of February, 2004.



                     RELOCATE411.COM, INC.

                     By: /s/   Darrell Lerner
                     ------------------------------------
                                 DARRELL LERNER
                             PRESIDENT AND SECRETARY

                                POWER OF ATTORNEY

The undersigned directors and officers of Relocate411.com, Inc. hereby constitute and appoint Darrell Lerner, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to registration statement dated February 11,

2004 under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.


Pursuant to the requirements of the Securities Act of 1933, registration statement dated February 11, 2004 has been signed by the following persons in the capacities and on the dates indicated.


By: /s/ Darrell Lerner     President, Secretary and   Dated: February 11, 2004
-----------------------    Director


        Darrell Lerner